EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 13, 2011, in this Post Effective Amendment No.1 to Form S-1 Registration Statement of Health in Harmony, Inc. to be filed on or about April 30, 2012, for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ LBB & Associates Ltd., LLP

Houston, Texas

April 30, 2012